Exhibit 99.B6(d)


                     SPIRIT OF AMERICA INVESTMENT FUND, INC.
                 FORM OF SELLING GROUP AGREEMENT-CLASS B SHARES

As principal underwriter and distributor of Spirit of America Investment Fund, Inc. and any future series (individually a "Fund" and together the "Funds"), SSH Securities, Inc. ("SSH") invites you to participate in the distribution of the shares of the Fund (the "Shares") subject to the following terms:

1. You are to offer and sell the Shares only at the public offering price (current net asset value plus any applicable sales charge) described in the applicable current prospectus of the Fund, as supplemented or amended from time to time and in full accord with all Federal and state securities laws and the rules and regulations promulgated thereunder, and the rules of the National Association of Securities Dealers Regulation, Inc. ("NASDR"). You agree to act only as principal in such transactions or as agent for your customer, and you shall not have authority to act as agent for the Fund or for us in any respect. All orders for shares are subject to acceptance by us and become effective only upon confirmation by the Fund or its shareholder servicing agency (the "Transfer and Shareholder Services Agent"). No conditional orders for Shares will be accepted. The procedures relating to orders for Shares and the handling thereof will be subject to the Fund's description thereof set forth in the Prospectus and Statement of Additional Information (each as defined below) and to written instructions released by us from time to time.

2. Remittance for each such order, if made by check, should be payable to the Fund and promptly delivered to the Transfer and Shareholder Services Agent at the address appearing on the face of the confirmation of such order. (Remittance for orders for Shares to be purchased through an individual retirement account, as described in each Prospectus, should be payable by check to the Fund). Payment must be received by the Transfer and Shareholder Services Agent within three (3) business days (or such shorter period as may hereafter be required by law or regulation) after acceptance and confirmation of your order, otherwise we reserve the right, without notice, to cancel the sale, in which event you will be held responsible for any loss to the Fund, or to us. You agree to provide us with written notice of any application by you to any regulatory authority for any extension of the time for such payment prior to your submission of such application.

3.       (a)   For your services hereunder, you will receive a dealer concession
               ("Dealer  Concession")  from  us  as  determined  in  the  manner provided in the then-current  Prospectus of the Fund. There is no
               Dealer Concession on Shares purchased through the reinvestment of dividends or  distributions  or on Shares  purchased at net asset value.  The Dealer  Concession  is subject to change from time to time,  and orders  placed after the date of any such change shall be  subject to the  Dealer  Concession  in effect at the time the order is received by the Transfer and Shareholder  Service Agent.
               Upon the  purchase  of Shares  pursuant  to a Letter of Intent or
               Right  of  Accumulation  (as  set  forth  in the  Prospectus  and
               Statement of Additional Information), you will promptly return to us any excess of the Dealer Concession previously allowed or paid to you over that allowable  with respect to such later  purchase.
               Unless you advise us to the contrary at the time of  transmitting a purchase  order,  we will  consider  that the investor  owns no other  Shares and is not  entitled  to any lower sale charge than that  accorded  to  a  single  transaction  in  the amount of the purchase order.
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          (b)  To the  extent  you  provide  distribution,  marketing  and other services to the Fund in accordance with the distribution plan (as
               described  in  the   Prospectus   or   statement  of   Additional
               Information)  in effect  under Rule 12b-1 under the 1940 Act (the
               "12b-1  Plans"),  in connection with the promotion of the sale of
               Shares  and  the  retention  of  assets  by the  Fund,  including furnishing  services and  assistance to your customers who invest in or own Shares of the Fund and  including,  but not limited to, answering routine  inquiries  regarding the Fund and assisting in
               changing   distribution   options,   account   designations   and
               addresses,  we shall pay you  quarterly,  in accordance  with the
               then   prevailing   guidelines,   a  portion   of  the  fee  (the
               "Distribution  Fee") paid by the Fund pursuant to the  applicable
               12b-1 Plan, 0.30%. Such Additional  Compensation shall be payable only with  respect  to  Shares  which are owned of record by your firm as  nominee  of your  customers  or which are owned by those customers of your firm whose  records,  as maintained by the Fund or its agents,  designate your firm as the  customers'  dealer of record.  Subject  to  the  provisions  of  the  12b-1  Plan,  the
               Additional  Compensation  shall be  computed  for  each  calendar quarter  based on the average daily net asset value of the Shares of the Fund that remain outstanding  during such period,  subject to such  computation  and  accrual.  Payment  of such  Additional
               Compensation  to you shall be made within  thirty (30) days after the close of each quarter for which such Additional  Compensation is payable.  If the amount of the Additional  Compensation  based upon the value of any  customer's  account is less than $1.00 for any quarter,  such Additional  Compensation  will not be paid. If the aggregate  Additional  Compensation,  exclusive of Additional
               Compensation not paid under the preceding sentence,  for all your customer  accounts  is less than  $15.00  for any  quarter,  such
               Additional  Compensation  will not be paid.  In addition  (i) you shall not be paid such  Additional  Compensation  until we are in
               receipt  of  the   Distribution   Fee  described  in  the  Fund's
               Prospectus for the period in which you provide the services described above; and (ii) our liability to you for the payment of such quarterly Additional Compensation is limited solely to your pro rata proceeds of the Fund's Distribution Fee. The provisions of this paragraph may be terminated in accordance with the provisions of Rule 12b-1 under the 1940 Act, and thereafter no such Additional Compensation will be paid to you.

               Where payment is due you hereunder, we agree to send checks for the Dealer Concession and Additional Compensation to your address as it appears on our records. You must notify us of address changes and promptly negotiate such checks. Any such check that


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               remains  outstanding for twelve (12) months shall be void and the obligation represented thereby shall be extinguished.

4.   You agree:

     (a)  that you will purchase Shares only from us or from your customers;

     (b) that you will purchase Shares from us only for the purpose of covering purchase orders already received by you or for your own bona fide investment; and

     (c) that you will not directly or indirectly withhold orders for the purchase of Shares, purchase Shares in anticipation of orders, or accept conditional orders.

5. If any shares sold to you under the terms of this Agreement are repurchase by the Fund or by us for the account of the Fund, or are tendered for redemption, within five (5) business days (or such shorter period as may hereafter be required by law or regulation) after the date of the confirmation of the original purchase by you, you shall forthwith refund to us the full amount of any compensation you received on such sale.

6. Shares sold to you hereunder shall not be issued in certificate form except upon written request by you or your customer and only when payment therefor and proper and complete registration or transfer instructions have been received by the Fund.

7. If the customer's account with the Fund is established without the customer signing the application form, you represent that the instructions relating to the registration and options selected which are furnished to the Fund (whether on the application form, in some other document, or orally) are duly authorized in accordance with the customer's instructions, and you agree to indemnify the Fund, the Transfer and Shareholder Services Agent and us for any loss, liability, and expenses resulting from acting upon such instructions.

8. In consideration of your representations, warranties and covenants set forth below, we have agreed that representatives of your firm may effect the following transactions, subject to certain restrictions, by telephone or in writing:

        (1) changes in the distribution options selected by their brokerage customers with respect to their Fund accounts;

        (2) changes in Automatic Investment Plan options of their brokerage customers with respect to their Fund accounts;

        (3) changes to the Systematic Withdrawal Plan options of their brokerage customers with respect to their Fund accounts which do not change the name of the recipient; and

        (5) general account maintenance.

     You hereby represent and warrant that any and all representatives of your firm or your correspondents who give written or telephone instructions hereunder respecting a customer's Fund account, or who execute wire orders through the National Securities Clearing Corporation's Fund/SERV system ("Fund/SERV") with respect to such account, will at all times have full and valid written authority from


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     such customer to give such instructions or to execute such orders,  and you agree that upon our request you will furnish us with evidence of such authority in your possession. You further agree to indemnify and hold harmless SSH, the Fund and the Funds's Transfer Agent, and their respective affiliates, officers, directors, employees and agents, from and against any
     liability,  claims,  loss,  damages,   settlements,   costs  and  expenses,
     including, without limitation, defense costs and attorneys' fees suffered or incurred by any of them in connection with or arising directly or
     indirectly  out  of  the   effectuation  of  any   instructions   from  any
     representative of your firm or your correspondents respecting a Fund account contemplated hereunder or in connection by any representative of your firm or wire orders respecting Shares through Fund/SERV, including, without limitation, any unauthorized or fraudulent instructions or orders. You further agree that the Fund and the Transfer and Shareholder Services Agent each is an express third-party beneficiary of your representations, warranties and covenants set forth herein, and that such representations, warranties and covenants shall survive the termination of our Selling Group Agreement with you.

9. You agree that you will not give any information concerning Shares to any person except for information contained in the current Prospectus, as amended or supplemented from time to time (the "Prospectus"), the current
     Statement of Additional Information for the Fund, as amended or supplemented from time to time (the "Statement of Additional Information"), and in sales literature prepared by us to supplement the Prospectus and Statement of Additional Information ("Sales Literature"). In purchasing Shares from us, you shall rely solely on the representations contained in the Prospectus and the Statement of Additional Information. We will furnish you with a reasonable quantity of copies of the Prospectus, Statement of Additional Information, Sales Literature, and copies of amendments and supplements thereto. You agree that if and when we supply you with copies of any supplements to any Prospectus and Statement of Additional Information, you will affix copies of such supplements to copies of the applicable Prospectus and Statement of Additional Information already in your possession, and that thereafter you will distribute such Prospectus and Statement of Additional Information only if they contain such supplements. You further agree that you will accept orders of Shares of the Fund covered by such Prospectus or Statement of Additional Information only from persons to whom you have previously provided a copy of the Prospectus and Statement of Additional Information containing such supplements.

     In the event you elect to use Sales Literature, you agree that such literature shall not be used in connection with the solicitation of Shares unless accompanied or preceded by the relevant Prospectus as then currently in effect and as it may be amended or supplemented in the future.

10. Each party hereto represents that it is a member of the NASDR or, if a foreign dealer, agrees to be bound by the rules and regulations of the NASDR. Each party hereto agrees to notify the other immediately should it cease to be a member of the NASDR. Each party agrees that this Agreement shall terminate automatically on the date such party ceases to be a member of the NASDR. It is further agreed that all rules or


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     regulations  of the NASDR now in effect  or  hereafter  adopted,  which are binding upon underwriters and dealers in the distribution of the securities of open-end investment companies, shall be deemed to be part of this Agreement to the same extent as if set forth in full herein.

11. You agree that you will in all respects duly conform with all federal and state laws and regulations applicable to the offer and sale of Shares, and will, to the maximum extent permitted by applicable law, indemnify and hold harmless SSH, the Fund, and the officers, directors, employees, agents and affiliates of SSH from any liability, claims, loss, damage, costs, settlements and expenses on account of any act or omission by you, your representatives, agents or sub-agents in connection with any orders or solicitation or orders of Shares by you, your representatives, agents or sub-agents. You agree to offer and sell Shares only in the states and other jurisdictions in which we have indicated in writing that such offers and sales can be made and in which you have determined that such offers and sales can legally be made and in which you are legally qualified and permitted to so act. If you effect a telephone redemption or telephone exchange of any Shares on behalf of your customer, you hereby indemnify the Fund and the Transfer and Shareholder Services Agent against any loss, injury, damage, expense, or liability as a result of acting or relying upon your telephone instructions and information.

12. We reserve the right in our discretion and without notice to you to suspend the operation of this Agreement or to suspend or modify the terms of any offering of Shares made by the Prospectus. Moreover, either party to this Agreement may cancel the same by giving written notice to the other.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon both parties hereto when signed by us and accepted by you in the space provided below. This Agreement shall not be applicable to sales of the Shares in any state in which such Shares are not qualified for sale.

14. This Agreement cannot be amended or modified except in writing, duly executed by the authorized representatives of all of the parties to this Agreement.

15. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' fees.

16. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument. All counterparts shall be considered an original of this Agreement.

17. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

18. All notices, requests, demands and other communications required by, or made in connection with, this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered in person, or three (3) days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed, if to you, as set forth on the signature page of this Agreement, or, if to us, as follows:

                              SSH Securities, Inc.
                              477 Jericho Turnpike
                                Syosset, NY 11791
                              Attention: Compliance
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19.  You acknowledge by our execution hereof that all payments by the Fund to us under its 12b-1 Plan and all payments by Fund shareholders of sales charges shall be paid in accordance with Section 2830 et seq. of the Conduct Rules of the NASDR, as such Section may change from time to time ("Section 2830"), including, without limitation, the limitations set forth in Section 2830 on the maximum asset-based sales charges (as therein defined) payable with respect to Shares. Accordingly, it is agreed that to the extent the fees payable to us under 12b-1 Plan with respect to the Fund or the sales charges payable by a Fund shareholder for the purchase of Fund shares are reduced or prohibited by the operation of Section 2830, or payments to you hereunder of the Dealer Concession or Additional Compensation, as the case may be, will likewise be reduced or will cease. You further agree that we
     shall  be  obligated  to  pay  you  a  Dealer   Concession   or  Additional
     Compensation hereunder only if and to the extent we actually receive a fee from the Fund pursuant to its 12b-1 Plan or a sales charge from such shareholder, as the case may be. You also agree to remit promptly to us any
     Dealer   Concession  or  Additional   Compensation  paid  to  you  that  we
     subsequently determine was paid in connection with 12b-1 Plan fees or sales charges paid to us in violation of Section 2830.

Very truly yours,
SSH Securities, Inc.


By:   _____________________________

Title:____________________________

Accepted:


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Authorized Signature                                     Print Name and Title of
                                                                       Signatory


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Print Name of Firm


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Address                                                                     Date



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City, State & Zip Code                                           Tax I.D. Number



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Telephone Number                                                      FAX Number





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                              NSCC SUMMARY FOR FUND

This Distributor is a participant in Fund/SERV and Networking through the NSCC. So that we may better service your needs, please complete the following questionnaire and return it along with your signed selling agreement.

1.   Name of your firm:

------------------------------------------------------------------------------

2.   Is your firm an NSCC participant? (circle one)               Yes    No

3.   Will you be using Fund/SERV for placing trades in this fund? Yes    No

     If yes, what is your NSCC Dealer ID?                   _________________

     What is your NSCC Clearing ID?                         _________________

4.   Will you be using Networking?                                Yes    No

     If yes, what is your NSCC Alpha ID?                    _________________

     What position file frequency do you require?           _________________

If you plan to process via Networking, please provide the name and phone number of an operations person to be contacted.

     Name:     ________________________________

     Phone Number: ___________________________

5.   Will you be using NSCC Commission Settlement?              Yes       No

If you plan to use NSCC Commission Settlement, please provide the name and phone number of a settlement person to be contacted.

     Name:     ________________________________

     Phone Number: ___________________________

6.  Please state any other pertinant information

     ________________________________________________________________________